Exhibit 10.1  Contract of Joint Venture


                     RUILI GROUP RUIAN AUTO PARTS CO., LTD.

                          ____________________________

                          CONTRACT OF THE JOINT VENTURE

                          ____________________________

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                                   ARTICLE 1
                               GENERAL PROVISIONS

      1.1. This contract is made and entered into on the basis of equality and mutual benefit, through friendly consultations, by and between RUILI GROUP CO., LTD. and FAIRFORD HOLDINGS LIMITED, who agree to jointly set up and run a JOINT VENTURE in Wenzhou city, Zhejiang province in China under the Act of
Sino-foreign Joint Ventures of the People's Republic of China, its implementation statutes, the other related laws and regulations made by the People's Republic of China as well as the stipulations in this contract.

                                    ARTICLE 2
                         THE TWO PARTIES OF THE CONTRACT

      2.1. The parties of this contract are as follows:

            a. RUILI GROUP CO., LTD. (hereinafter referred as party A), a corporation registered in Wenzhou city, China, with its legal address as:
1169Yumeng Road, the Economy Development Zone, Ruian City Legal  representative:
ZHANG Xiaoping Post: Board Chairman Nationality: Chinese.

            b. FAIRFORD HOLDINGS LIMITED (hereinafter referred as party B ), a company registered in Hong Kong. The legal address is: 12 Zhong Huan Xia Que Road, Hong Kong Special Administration District Legal representative: Zhang Ronggang Post: General Manager Nationality: Taiwan China.

                                    ARTICLE 3
                                   DEFINITIONS

      3.1. Otherwise stipulated, the words and phrases used in the contract have the meanings as follows:

      3.2. "Related company" refers to any company controlled by any party directly or indirectly, controlled together with any other party by or control any party; the word "control" means possession of stock or registered capital allowing the right to vote by over 50%. "Article of Associations" refers to the constitution of joint ventures subscribed by both parties in this contract and authorized by the examining and approving institution.

      3.3. "The Board of Directors" shall mean the directorate of the joint ventures. "Business License" shall mean the business license of joint ventures issued by the State Administrative department for Industry and Commerce or authorized local Administration department Industry and Commerce. "Contract Duration" refers to the contract term stated in Article 19.

      3.4. "Effective Date" shall mean the date on which the contract and the article of associations becomes effective, viz. the date of approval by the examining and approving authorities.

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      3.5.  "Examining  and  approving  Authorities"  shall mean the  government authorities that are entitled with the right to examine and approve the contract according to the stipulations on the examination of overseas invested projects.

      3.6. "Force Majeure" refers to all the contingencies which happened after the subscription of the contract and can not be anticipated at the moment, the occurrence and aftermath of which can not be avoided or conquered, and which hinder the full or partial performance of the contract. The above mentioned contingencies include earthquake, typhoon, flood, wars, international or domestic conveyance breakdown, act of government or public institutions, epidemic, civil commotions, strike as well as other contingencies generally considered force majeure by the international business conventions.

      3.7. "Joint Ventures Company" shall mean the Sino-foreign joint ventures established according to the stipulations in the contract.

      3.8. "Joint Ventures Product" shall mean the products made in the ranges stated in the Article5.2.

      3.9. "Joint Ventures Regulations" refers to The Implementation Regulations of Sino-foreign Joint Ventures Law of People's Republic of China.

      3.10. "Labor Law" refers to The Labor Law of People's Republic of China as well as relevant laws and regulations of China.

      3.11. "Administrative Staff (executives)" refers to the general manager of the joint ventures, as well as other administrative staff who report directly to the general manager.

      3.12. "A Party" refers to any party stated in Article2.1 in this contract.

      3.13. "The Third Party" refers to any natural man, legal person, other organization or entity other than the two parties of this contract.

      3.14. "The Three Funds" refers to the reserve funds, development funds, employee bonus and welfare funds of the joint ventures stipulated in the joint venture regulations.

                                    ARTICLE 4
                    FOUNDATION OF THE JOINT VENTURES COMPANY

      4.1. Both parties agree to establish a joint venture in Wenzhou city, Zhejiang province, China according to the laws and regulations of China as well as the stipulations in this contract. Upon the subscription of this contract by both parties, party A shall transact promptly Feasibility Study of the joint venture, the examination procedures of the contract and its constitutions as well as the registration procedures of the joint venture. Party B shall cooperate with party A and provide the documents and information that are requested.

      4.2. The Chinese name of the joint venture is "[Chinese Name of Company]", the English name is RUILI GROUP RUIAN AUTO PARTS CO., LTD.

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      4.3. The legal  address of the joint  venture is: Ruili  Industry  Garden,
1169Yumeng Road, Ruian Economy Development, Zhejiang Province, PRC.

      4.4. With the agreement of the board of directors as well as the approval by the relevant Chinese government department, the joint venture is entitled to establish branches setup both in and out of the China territory.

      4.5. The joint venture is an enterprise legal person stipulated by China laws. All the activities of the joint venture shall conform to the laws, provisions and rules & regulations of PRC.

      4.6. The joint venture is a company with limited liability. The responsibility one party carries is confined with the registered capital turned over to the joint venture according to the stipulations in Article6. The creditors of the joint venture have recourses only for the assets of the joint venture, and they have no right for indemnification, damage compensation or other remediation from any party. On the premise that the above stipulations are observed, both parties share in the profits and losses as well as the risks of the joint venture according to the respective investment proportions in the registered capital of the joint venture.

                                    ARTICLE 5
                          SCOPE AND SCALE OF MANAGEMENT

      5.1. The purposes of joint ventures are: to manufacture and sell products by joint venture through adaptation of advanced technology and scientific administration; to exploit and introduce new products and new services, so as to obtain satisfactory economic benefits for both parties.

      5.2. The management scope of the joint venture is: to produce and sell automobile parts.

      5.3. The management scale of the currently planned joint venture by each party is: annual production of 3 million automobile gas brake valve, with total annual output value of 40 million US Dollars (USD40,000,000).

                                    ARTICLE 6
              TOTAL AMOUNT OF INVESTMENT AND THE REGISTERED CAPITAL

      6.1. The total amount of investment of the joint venture is 14 million US Dollars (USD14, 000,000), say fourteen million only and the registered capital is 7.1 million US Dollars (USD 7,100,000).say seven million and one hundred.

      6.2. The subscribed investment amount by each party for the registered capital is:

            a. Party A: 710 thousand US Dollars (USD 710,000) say seven hundred and ten thousand only which accounts for 10% of the registered capital of the joint venture.

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            b. Party B: 6.39  million US Dollars  (USD6,390,000),  six  million, three hundred and ninety thousand only which accounts for 90% of the registered capital of the joint venture.

      6.3. The contribution modes for the registered capital by each party are as follows:

            a. Party A shall  invest by assets,  which is evaluated by qualified
Asset   Assessment   Institution   and  converted   into  money  as  710,000  US
Dollars (USD 710,000).

            b. Party B shall invest by assets, which are evaluated by qualified Asset Assessment Institute and converted into money as USD 6,390,000, say six million, three hundred and ninety thousand US Dollars only.

            c. Party B shall pay 60% of the total purchase amount within six months as from the date on which the business license is issued, and shall make all the purchase payment within one year. Party A shall change the ownership of the assets investment to the name of the joint venture company within three months as from the date on which the business license is issued.

      6.4. If one party hasn't contributed the contracted investment upon the due date, she shall pay to the joint venture interests calculated from the due date to the actual contributions date of the investment with respect to the unpaid amount (or the value of tangible materials investment), the interest rate shall be calculated on the basis of benchmark rate of RMB loan for six months issued daily during the default time. Moreover, the observant party may inform in written notice to the defaulting party demanding her to contribute the investment in one (1) month as from the receipt date. If the default party fails to contribute within the time limit, the observant party shall have the right to contribute the investment according to the proportion and acquires the corresponding equity of registered capital accordingly. Or, the observant party may choose a third party to contribute the investment and acquires the corresponding equity of registered capital accordingly. The observant party may also terminate the contract according to the Article20.1 in the contract. Under each circumstance in this article, the observation party may claim damages from the defaulting party. The provisions in the Article6.5 herein shall not affect any other rights enjoyed by observant party as for the failure of investment by the defaulting party under this contract or other applicable laws and regulations.

      6.5. After the contribution of investment to the registered capital of the joint venture by each of the two parties, it shall be verified immediately by a Chinese Certified Public Accountant (CPA) engaged by the Board of Directors, and shall submit the Capital Verification Report to the joint venture company within sixty (60) days after the investment date. Within thirty (30) days as from the receipt of the Capital Verification Report, according to style and content prescribed in the joint venture codes, the joint venture shall submit to the party an investment certificate signed by the Board Chair with the stamp of the joint venture on it, as well as a copy as a record in the Examining and approving authorities, the General Manager shall put on file all the copies of Capital Verification Report and investment certificates which have been granted to the parties.

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      6.6. In despite of any other  provisions in this  contract,  if any of the following conditions fail to be implemented, and both parties have not given up the condition in writing, then both parties shall have no obligations to contribute any investment to the registered capital of the joint venture:

            a. After the capital contribution of the contract and article of association by both parties, they have been approved by the examining and approving authorities, and neither of the terms and conditions has been altered, nor has any extra obligation been added to one party or the joint venture company; but if the alterations herein or the extra obligations have been informed to each party in writing, and each party agrees with them in writing, then it shall be excluded.

            b. The business license has been issued with no alteration to the scope of business of the joint venture stipulated in Article5.2; but if each party has been informed of the alterations herein in writing, and each party agrees with them in writing, then it shall be excluded. Both parties agree, (i) within three (3) months after the issue of the business license, or (ii) within five (5) months after the signing of this contract by both parties (the earlier shall prevail), or within any extended term decided in writing by both parties through consultation, any of the above-mentioned prerequisites has not been realized, nor has any party given them up, then either party shall be entitled to inform the other party in writing so as to terminate the contract, while any party shall have no obligation to contribute any investment to the registered capital of the joint venture.

      6.7. The increase of or adjustment to the registered capital of the joint venture company shall be approved by both parties in writing with the unanimous agreement through the board of directors as well as the approval by the examining and approving authorities. After approval from the above authorities, the joint venture company shall proceed registration procedures for the registered capital alteration in relevant administrative department for Industry and Commerce.

      6.8. The provisions in Article 6.9 herein are suitable for the transferring of the registered capital of the joint venture company. According to the following stipulations, each party enjoys priority right to purchase full or partial assignment or transfer of equity the other party's in the registered capital of the joint venture company.

            a. The party that wishes to transfer the full or partial interests in the registered capital of the joint venture company ("assigning party") should inform the other party in writing ("transfer notice"), stating clearly the identity of the intended assignee ("the intended assignee"), equity intended to transfer ("transferred rights and interests"), the transferring price and other terms and conditions. The transfer notice constitutes as an irrevocable offer, that is to say, to transfer all the rights and interests to the other party according to the price as well as other terms and conditions.

            b. The other party shall be entitled to inform the assigning party in writing ("purchase notice") within sixty (60) days as from the receipt date of the transfer notice, so as to purchase the full or partial shares in the assigner's transferred rights and interests at priority. Within the sixty days herein, the assigner shall provide promptly the information on the conditions of business and finance of the intended assignee to the party according to its reasonable requirements, so as to make the party decide whether to exercise the purchase right at priority.

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            c. If the other  party  fails to  purchase  within  sixty  (60) days stipulated in item (b), then the assigning party may transfer all the equity to the intended assignee, with price no lower than the price stipulated in the transfer notice, while the other terms and conditions offered to the intended assignee shall not be more preferential than what are stated in the transfer notice.

            d. The assigner should inform the other party in writing of the final terms and conditions of transferring within two (2) days as from the date of signing of the transfer contract by the assignee. If the transfer made to the assignee fails to be reported to the examining and approving authorities within thirty (30) days after the signing of the transfer contract for approval, then the assigner shall follow once again the provisions prescribed in article (1).

            e. Within the term of this contract, each party may transfer the full or partial right or interest (equity) in the registered capital of the joint venture to a related (interested) company. After the approval of the original examining and approving authorities, the registration procedures of company alteration should be proceeded. One party shall hereby give up the preferential purchase right for such transfer to the other party.

            f. The party that transfers the rights and interests of the registered capital of the joint venture shall confirm that the assignee has signed a document with legal binding which makes him a party of this contract, and shall be restricted by the terms and conditions under this contract as the assigner himself.

            g. Pursuant to Article 6.9, each party shall consent any transfer of registered capital and the Board of Directors shall be deemed as consent the transfer. Each party shall agree to take immediate action required under the law, execute all documents under the law and urge its appointed directors to immediately take the action and execute all the documents hereinbefore. The transfer of the registered capital shall be subject to application with and approval by the examining and approval authority. Upon receipt of the said approval, the Joint Venture shall check in the transfer to the related administrative department for industry and commerce.

      6.9. The Joint Venture may get banking loan from finance institutes in or out of China and the shareholder loan from the two parties, financing for the balance between the total investment of the Company and her registered capital. If the shareholders of the two parties shall provide the loan, it is based on its proportional percentage of investment of each party in the registered capital. The two parties shall determine their willingness and in what way they shall provide guarantee if required by the loaner.

      6.10. Save as lien of general nature (the lien of general nature herein refers to the lien established on the entity held by share by any party hereto, such as lien out of tax, duty and exercise, or the lien made under security documents secured with all assets where the assets are not particularly identified), each party shall not be allowed to mortgage or pledge part or all of its share in the registered capital of the Joint venture, or to set any credit in other whatsoever forms.

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                                    ARTICLE 7
                      THE RESPONSIBILITIES OF BOTH PARTIES

      7.1 In addition to the other responsibilities stipulated in this contract, the parties shall fulfill their respective responsibilities as follows:

            a. Responsibilities of party A:

                  (1) Assist the joint venture in applying for all the licenses and permission required for the running of business of the joint venture company.

                  (2) Assist the joint venture in coordinating with the local government, so as to make water, electricity and road. Available near the joint venture company

                  (3) Assist the joint venture in all the procedures to assign the ownership of asset of both parties to the joint venture company.

                  (4) Assist the joint venture in applying for the preferential tax treatments and other investment encouragement available under the relevant China laws, administrative statutes and local regulations.

                  (5) Assist the joint venture in obtaining all the machinery equipment, instrument, raw materials, office appliance and facility, vehicles as well as other materials needed in the manufacture or management of the joint venture company through buying, leasing or other ways in the China territory.

                  (6) Assist the joint venture in applying for import license for the machinery equipment, instrument, raw materials, office appliances and facility, vehicles as well as other materials needed in the manufacturing or administration of the joint venture company, and to assist in transacting all the relevant procedures and formalities to declare customs.

                  (7) Assist the joint venture in recruiting local Chinese personnel, and to assist the joint venture in obtaining visas, residence permits, work permit and housings for its foreign personnel.

                  (8) Assist the joint venture in obtaining and ecommending the Foreign Exchange Registration Certificate as well as other approval needed to adopt the various methods of foreign exchange balance permitted by Chinese laws and statutes.

                  (9) Assist the joint venture in arranging reliable supply of water, electricity, heating, gas, steam, telecommunication and transport needed in the production.

                  (10) Assist the joint venture company in other matters consigned by the Board of Directors.

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            b. Responsibilities of party B:

                  (1) Assist the joint venture company in obtaining machinery equipment, raw material etc. by purchase or lease or other ways from abroad.

                  (2) Assist the joint venture company in distributing its products in the international market.

                  (3) Training the administrative staff and technical personnel of the joint venture company.

                  (4) Assist the joint venture in other matters consigned by the Board of Directors.

      Both parties agree to perform their respective responsibilities stipulated in Article7 herein without any condition.

                                    ARTICLE 8
                       MUTUAL DECLARATIONS AND WARRANTIES

      8.1 Each party hereto claims and warrants to the other party that as of the execution date and the validity date of the contract:

            a. This party is formed under laws of establishment or that of registered place, legally existing in accordance with all rules and regulations;

            b. This party has gone through all the necessary procedures and obtained all the necessary approvals under relevant laws and regulations with which it shall comply, and it has all necessary rights, power and capacity under such laws to execute this Contract and to perform all the obligations under this Contract;

            c. This party has taken all the necessary internal measures and actions to obtain authorization to execute this Contract, her representative(s) who have signed this Contract has been fully authorized to make this Contract binding on its/their party;

            d. This Contract shall be binding on each party as of the date of validity;

            e. Execution hereof or the performance of obligation hereunder by this party shall not conflict with each/all provision(s) herein below or result in breach of such provision(s) or non-performance of either such provision(s) or this party's article of association or internal by-laws, or any laws, regulations, or authorization, or approvals by any government authorities or organs, or any contract or agreement to which this party is one party or is binding to any party;

            f. There has not any jurisdiction or arbitration or any other legal or administrative proceedings or government investigations against or threat to against this party, which shall affect her capacity to execute or perform this Contract;

            g. This party has disclosed all the materials held by it, in respect of establishment of the Joint Venture or the future operations of the Joint Venture, which may have virtually unfavorable effect on this party's capacity to fully perform all the obligations hereunder, or, which may virtually affect the

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intention of the party hereto to execute the  Contract.  In case it is disclosed to other party hereto, there exists no furthermore virtually untrue or misguiding statements by this party to the other party hereto;

            h. Provided that each party hereto is in breach of any statements and warrants as provided in 8.1, it shall indemnify the other party from all losses, damages and claims suffered from (including but not limited to any interests accrued thereof and reasonable lawyer fee).

                                    ARTICLE 9
                                   TECHNOLOGY

      9.1. Both parties agree that the Joint Venture company shall use the advanced technology and equipment for manufacturing of spare parts of car to realize the production scale under article 5.

                                    ARTICLE 10
                        SALES OF THE JOINT VENTURE PRODUCTS

      10.1. The products of the Joint Venture may be sold in China and abroad. Under the condition of meeting internationally recognized quality standard, the joint venture company shall try to export part of the product overseas, taking into consideration of the market demands in accordance the economic interests of the joint venture company.

      10.1. The joint venture company shall be responsible for the selling of the products, and the two parties shall assist the joint venture company in sales. Any party has the priority to purchase the products at the usual market price. The two parties shall buy, according to the percentage of their equity in the joint venture company in case of lacking in enough products.

      10.3. The joint venture company may set up branches in China and overseas appointing sales agents and distributors for sales and after-sales service after relevant government authorization. The Board of Directors also can appoint any party thereby as the sales agent or the distributor.

                                    ARTICLE 11
                                BOARD OF DIRECTORS

      11.1. The Board of Directors of the Joint Venture shall be established upon the date that business license is issued. The Board of Directors is the supreme power authority of the joint venture company.

      11.2. The Board of Directors shall consist of three (3) directors, of whom, one (1) shall be appointed by Party A and two (2) by Party B. Respective parties appoint directors in written form with a term of office for four (4) years. The appointing party may dismiss the appointed director any time, in case that an immediate written notice is sent to other shareholders. The related party that nominates them may renew the appointment of the directors. If there is any vacancy on the Board of Directors arising from the retirement, resignation, dismissal, lack of civil ability or the death of a director, the originally nominated party shall appoint a successor to continue the term of the director with a written form to other shareholders.

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      11.3. The Board of Directors shall be one Chairman whom shall be appointed by Party B. The Chairman shall be the legal representative of the joint venture company. If, for any reason, the Chairman is unable to perform his duty, any other director shall be authorized by the Chairman to perform his duties by proxy.

      11.4. Any delegation, dismissal, appointment or the replacement of a Chairman or a director shall be effected pursuant to written notice to other shareholders on receiving the written notice by the shareholders. The above delegation, dismissal, appointment or the replacement therefore shall be reported to and filed with examining and approving authority and registered with related Administrative Department for Commerce and Industry.

      11.5. The Joint Venture company shall compensate all the indemnity claim and responsibility for any director, in case that the indemnity is occurred when the director performs his duty of the Joint Venture company on the condition that the claim and responsibility is not incurred by the deliberate misdemeanor, major negligence and intentional breach of the criminal law by that director.

      11.6. The first meeting of the Board of Directors shall be held within one
(1) month since the date that business license is issued. Thereafter, the Board of Directors shall conduct at least a meeting once a year. Upon the written request of more than one director specifying the matters to be discussed, the Chairman shall within thirty (30) days, after receiving the request therefore summon an ad hoc meeting of the Board of Directors.

      11.7. Written notice of the time, place, and agenda of each meeting of the Board of Directors shall be sent by the Chairman to all the directors, at least fifteen (15) days before such meeting. The Chairman shall put all the written request of any director in the agenda to be discussed. The summoned meeting of the Board of Directors shall be deemed as invalid unless all the directors have been properly notified except the director hand in the written notice of voluntary forfeiture before or after the meeting. The Boarding meeting shall be conducted in the registration place the Joint Venture or other places in or out of China, which is determined by the Chairman. The Chairman shall determine the agenda of the meeting, convene and preside over the meeting of the Board of Directors.

      11.8. A quorum for the meeting of the Board of Directors shall exist if at least two (2) directors are present in person or by proxy. The Chairman shall notice all the Board members for another meeting thirty (30) days prior to the date of that meeting if the quorum for the meeting of the Board of Directors is less than two (2) of the directors present in person or by proxy. Each party shall make sure the appointed directors present all the properly summoned meetings of the Board of Directors in person or by proxy.

      11.9. In the event a director is unable to attend a Board meeting, he may appoint by notice in writing a proxy to attend on his behalf. The appointed proxy may act as a director to represent more than one director if authorized and the appointed proxy shall be entitled the same rights as whom he represents.

      11.10. Detailed written minutes shall be recorded in all the Board meetings. The resolution of the Boarding meeting shall be written in Chinese for the signing of directors who are in approval of the resolution. The minutes shall be sent to all the directors within fifteen (15) days of the meeting and the directors who hope to amend or supplement the minutes shall hand in the amendment and supplementary proposal to the Chairman in writing within seven (7) days after receiving the minutes (The signed written resolution of the meeting shall not be amended or supplemented). The Chairman shall complete and sign the minutes (These minutes shall be deemed as ultimate) and send one copy of the minutes to all the directors and parties within thirty (30) days after the meeting. The Joint Venture shall file all the minutes for the free reference of the two parties and their authorized representatives.

      11.11. The resolution and the ratification of the Board meetings shall determine (but not limited to) the following major matters:

            a. Any amendment to the Article;

            b. Formulating plans for merger with another economic organization;

            c. Disbanding the Joint Venture or terminating any business operation of the Joint Venture;

            d. Increasing, transferring or decreasing the registered capital of the Joint Venture;

            e. The investment of the Joint Venture to any other companies or corporations;

            f. Setting up any branches or other operating places;

            g. Signing any contract, the contract value of which exceeds four million U.S. Dollars (USD4, 000,000) between the Joint Venture and any shareholder or the related company as well as the amendment and termination of the contract;

            h. Subject to Article 16.12 thereafter, formulating after-tax profit distribution plans of any fiscal year;

            i. The collected total amount of the three funds and the spending of the money;

            j. The sale or purchase of any fixed asset or real estate which exceeds one hundred thousand U.S. Dollars (USD100, 000) as well as in other currencies of the same value;

            k. The annual or the long-term production plan, sales and promotion plan, basic construction plan, research and development plan, financing plan, financial budget, tax report as well as the audited financial statement of the Joint Venture;

            l. Signing any other commercial contract without the normal business line of the Joint Venture, the contract value of which exceeds two million U.S. Dollars (USD2, 000,000) as well as in other currencies of the same value;

            m. Receiving any loan which exceed five hundred thousand U.S. Dollars (USD500, 000) as well as in other currencies of the same value;

            n. Providing any guarantee or loan for others by the Joint Venture;

            o. Deciding the basic departmental structure of the Joint Venture, including setting positions for management personnel which is not stipulated in this Contract;

            p. The internal policy and the major regulations and Articles of Association;

            q. The appointment, dismissal, remuneration and the welfare of the management personnel;

            r. The employment of external accountant, auditor and the legal advisor;

            s. Opening bank account and appointing the signer;

            t. Any litigation or arbitration claim of the Joint Venture and the settlement of any legal claim related to the Joint Venture.

      11.12. The following issues shall require approval from all the directors of the Board with the presentation of the directors in person or by proxy in the Board meeting summoned according to the stipulations herein.

            a. Any amendment to the Article;

            b. Formulating plans for merger with another economic organization;

            c. Disbanding the Joint Venture or terminating any business operation of the Joint Venture company;

            d. Increasing, transferring or decreasing the registered capital of the Joint Venture company;

            e. Approval and termination of any service management contract.

      11.13. The resolution of other issues shall require the approval of a/half directors who present in person or by proxy in the Board meeting summoned according to the stipulations herein.

      11.14. The Board of Directors may ratify a resolution through teleconference or with no meeting, if all the incumbent directors may sign the resolution in written form. The resolution herein shall be filed with minutes, bearing the same validity as those resolutions ratified in the Board meeting.

      11.15. Directors shall not be paid a salary except the reasonable expenses (including but not limited to transportation and accommodations) incurred by the directors as per the performance of their duties.

                                   ARTICLE 12
                              MANAGEMENT STRUCTURE

      12.1. The Joint Venture company shall set up operation management structure and stipulate clauses and conditions of offering management service thereof as well as the regulations employed by the management.

      12.2. The Joint Venture shall one General Manager as leader, who shall be appointed by and responsible to the Board of Directors. The Joint Venture shall have one Deputy Manager, one accountant and departmental managers, all of whom are appointed by the Board of Directors and responsible to the General Manager.

      12.3 The duty of the General Manager shall be to organize and supervise the day-to-day management of the Joint Venture company and to carry out the resolutions of the Board of Directors.

      12.4 Unless approved by the Board of Directors of the Joint Venture company, the General Manager and all the other management personnel shall not work as the managers in other companies or corporations, nor shall they be allowed to work as directors, consultant or be involved in any economic interests in other companies and corporations which are in commercial competition with the Joint Venture.

      12.5. The basic organization structure, including the positions for management personnel who are not stipulated in the Contract shall be set up by the Joint Venture. The details of the organizational structure and the establishment of other positions except those of management personnel shall be determined by the Board of Directors.

                                   ARTICLE 13
                       PURCHASE OF MATERIAL AND EQUIPMENT

      13.1. The Joint Venture may purchase the necessary machinery, instruments, vehicles, spare parts, and goods and materials for the operation the company in or out of China and obtain the necessary service for the production and operation of the company. The necessary raw material, fuel, spare parts, equipment, etc, shall be bought within China if the condition, price, quality, and other aspects of terms are the same as those from aboard.

                                   ARTICLE 14
                    PREPARATION OF THE JOINT VENTURE COMPANY

      14.1. During preparation of the joint venture company, a preparation office shall be set up for preparation of Company establishment. The office consists of one representative from each party.

      14.2. Work Scope of Preparation Office.

      14.3. Purchase and check before acceptance goods such as equipment and materials.

      14.4. Formulate relevant administrative method.

      14.5. Well organize protection and classification of relevant files, drawings, archives and data.

      14.6. Salary of Preparation Office staff and expenses concerning the preparation shall be included in the Set-up Cost (Organization cost) after approval of Board of Directors.

      14.7. After completion of the preparation, the preparation office shall be cancelled by the board.

                                   ARTICLE 15
                                LABOR MANAGEMENT

      15.1. Labor matters concerning the staff and workers of the joint venture company such as the recruitment, dismissal, resignation salaries welfare shall be in accordance with Labor Law. Its labor policy and implementation rules shall be approved by the board and put into force by General Manager or under supervision of General Manager.

      15.2. Except executives, the joint venture company shall recruit staff in accordance with rules of individual labor contracts. For administrative personnel (executives), the joint venture company abides by individual appointment contracts approved by the board.

      15.3. Employees shall be selected based on their major qualifications, characteristics and working experience. For specific staff number and their qualifications, General Manager shall decide by as per the joint venture's actual requirements. Common staff (non-executives) shall be interviewed and selected by General Manager or his appointed proxy. Before becoming formal employees of the joint venture, all the staff shall satisfactorily pass three months' probation.

      15.4. Social insurance (such as pension, unemployment, medical, work injury, maternity leave) of every employee during his employment term in the joint venture company shall be borne by Company in accordance with relevant law and provisions, but not include that before the date of recruitment. (As per effective date of Labour Contract entered into by the joint venture company and Employee.)

      15.5. The joint venture company shall abide by Country provisions and rules & regulations concerning labor protection to ensure safety and civilized production. Social insurance of the joint venture company employees shall confirm to "Labour Law".

                                   ARTICLE 16
                ACCOUNTING, AUDITING AND OTHER FINANCIAL AFFAIRS

      16.1 Chief accountant of the joint venture company, under the leadership of General Manager, shall be responsible for the its financial administration.

      16.2. General Manager and Chief accountant shall draw up accounting system and procedures in accordance with "Accounting System of Foreign-invested Enterprises of People's Republic China" and other law provisions and regulations for approval of the board. These accounting systems and procedures shall be put into record in Supervision authorities of the joint venture company, relevant local finance bureaus and taxation bureaus.

      16.3. The joint venture company shall adopt Renminbi as recording currency used in book-keeping. Meanwhile, it can adopt U.S Dollar or other foreign currency as an auxiliary accounting currency.

      16.4. All vouchers, receipts, accounts books, financial statements and reports shall be written in Chinese.

      16.5. Foreign currency will be converted to Renminbi at the middle rate of buying and selling rate issued on current day by the People's Bank of China based on actual receipts and expenditure transactions.

      16.6. The fiscal year of the joint venture company shall coincide with the calendar year. The first fiscal year of the joint venture company shall be up to December 31 on the Gregorian calendar as from the date of getting Business License.

      16.7. Both parties shall have ample and equal opportunity to review accounts of the joint venture company, which shall be properly kept in legal address of the joint venture company. The joint venture company shall monthly and quarterly provide the two parties with unaudited finance statements for them to continuously get acquaintance about the financial results of the joint venture company. In addition, under the premise of charging her own expenses and pre-notice to the joint venture company in advance, either party may invite an accountant registered in China or abroad to audit the joint venture company on behalf of herself. The joint venture company shall allow the auditor to be responsible for checking of all financial and accounting records under the condition that the auditor shall keep all the above documents strictly confidential.

      16.8. The joint venture company shall invite a China Public Certified Accountant (CPA), which is independent from either party to audit accounts, make fiscal financial statements and reports. The draft work sheet of audited finance statements and reports shall be submitted to the two parties and board of directors for examining and verifying within (two) months as from the date of the end of every fiscal year. The final work sheet shall be completed within
(four) months as from the date of the end of every fiscal year.

      16.9. The joint venture company shall open foreign exchange deposit accounts and Renminbi account respectively in China, which are allowed for foreign exchange transactions. After approval of the State Administration of Foreign Exchange, the joint venture company can also open foreign exchange account abroad.

      16.10. Through sales and other methods approved by China's Law and provisions (including foreign exchange in banks and foreign exchange swap centers according to foreign exchange administration rules), the joint venture company shall, on her own, maintain a balance between its foreign exchange receipts and expenditures.

      16.11. After prior year's loss making-up, the board of directors shall decide the percentage of allocations for three reserve funds from profits after tax. Except for additional resolution of the board of directors, the total proportion of three funds withdrawn in any fiscal year shall not exceed 15% of profits after tax.

      16.12. Joint Venture Company shall abide by the following provisions to distribute profits to both parties.

      16.13. The board of directors shall, within (four) months as from the date of the end of every fiscal year, decide the remaining profits (after withdrawn of three reserves) for production and operation and the profit to be distributed proportionately to each party's investment in the joint venture company.

      16.14. Profits may not be distributed before the losses of the previous year have been made up. Remaining profits from previous year (or years) may be distributed together with those of the current year.

      16.15. Profits for distribution shall be calculated in Renminbi. But Party B enjoys first priority to be paid by foreign exchange of Joint Company for her part in shared profits. (Renminbi shall be converted to U.S. Dollar at the middle rate of buying and selling rate issued by the People's Bank of China on the date of resolution on profit distribution by the board of directors.) If foreign currency fails to pay off Party B's entire profit share by sufficient foreign exchange. The joint venture company shall, after receipt of Party A's notice, for the party B, immediately convert the remaining Renminbi to foreign currency in banks or foreign exchange swap center to Party B. Upon failure of exchange, the joint venture company shall, after receipt of Party A's notice, deposit the remaining Renminbi profit into an interest saving account individually bank account in name of the joint venture company and moreover, keep the Renminbi deposit and accrued interests for Party B for further notification from Party B. As long as Party B requires to dispose the above-said account in a way which doesn't conflict with China's Law and provisions, the joint venture company shall immediately follow Party B's instructions.

      16.16. As for profits and other payment from the joint venture company to Part B abroad, the joint venture company shall, under premise of abiding by China's foreign exchange administration provisions, remit the payment into banks' account abroad designated by Party B.

                                   ARTICLE 17
                                      TAXES

      17.1. The joint venture company shall pay all taxes and tariff prescribed by China local laws and relevant provisions. Chinese and foreign Staff employed by the joint venture shall pay individual income tax according to "the Individual Income Tax Law of the People's Republic of China".

                                   ARTICLE 18
                                 CONFIDENTIALITY

      18.1. Before or within contract period, one party has disclosed or probably may disclose his business, financial position, know how, research and development and other confidential information or documents to other parties. In addition, the two parties may get confidential and private documents of the two parties and vice versa, With the exception of other Confidentiality or non-disclosure agreements or provisions, either Party and the joint venture company who accept all above documents (with inclusion of written documents or non-written documents, hereinafter referred as "secret documents" shall, within the validity period of the contract and following two years.

            a. Keep them under secret conditions

            b. Except for her own employees who need to get acquaintance of the above secret documents to fulfill duties and will not disclose to any other person or Entity.

      18.2. The above regulation Article 18.1 shall not apply to the following secret documents:

            a. Any written record can verify that these documents from the disclosure party has been known to the other party before;

            b. Not due to the receiver's breach of this contract but those documents are or have been published;

            c. Secret data received from another third party without any non-disclosure liability; and

            d. Data required to be disclosed as per order of court of jurisdiction or government departments.

      18.3. As per required by one party, the joint venture company should sign another Non-disclosure agreement on the secret documents obtained from the party or its related companies, provisions of which shall be similar with those under
Article 18.

      18.4. Rule & regulations shall be formulated by every party and the joint venture company to ensure every party herself, related companies, Board members, high-ranking executives and other employees can equally abide by the above non-disclosure liability stipulated in Article 18. All directors, manager and other employees of the joint venture company shall sign a non-disclosure letter of guarantee with an acceptable style and contents.

      18.5. Rules and regulations under this Article 18 are stipulated without prejudice to any possible occurred rights or obligations of either Party or the joint venture company under relevant Law or relevant provisions.

      18.6. For any natural person or legal person of either party under this contract, after his transferred registered capital and correspondent rights and obligations no more belongs to his possession alone, article 18 keeps binding upon either party. In addition, even upon the contract expiration of the Duration or termination before the date of expiration or dissolutions of the joint venture, rights and obligations under article 18 shall be kept valid within prescribed period.

                                   ARTICLE 19
                     THE DURATION OF A JOINT VENTURE COMPANY

      19.1. The duration of a joint venture company shall be 15 years. The duration begins from the date when the joint venture is issued a business license.

      19.2. When both parties agree to extend the duration, the joint venture shall file an application for extending the duration by the parties with the examining and approving authorities not less than (6) months before the date of expiration of the duration. Duration of contract can only be extended after approval of the examining and approving authorities.

                                   ARTICLE 20
                 TERMINATION, BUSINESS ACQUISITION, LIQUIDATION

      20.1. Except extension under Article 19.2, the contract shall be terminated upon expiration of the joint venture. This contract can also be terminated through consultation in written. Either party shall have the right to terminate the joint venture in case one of the following situations occurs by issuing a (30) days written pre-notice to other parties to terminate the contract before the date of expiration.

      20.2. The Joint Venture company stops operation or can't pay off debts due;

      20.3. Any jurisdiction authorities for either party require to make amendments to this contract or any article of the article of associations, which will cause major unfavorable results to the joint venture company.

      20.4. Have the right to terminate this contract in accordance with the articles of 6.7, 23.1, 24.3, 25.2.

      20.5. All or part of the joint venture company is confiscated, thus affecting major favorable results for the joint venture company.

      20.6. Either party violates the provisions prescribed under this contract, assign or transfer all or part of shares in registered capital of the joint venture company, under which only non-ceder party has the right to terminate this contract.

      20.7. Either party virtually violates this contract or rules and regulations of article of association and his such violating activities are not adjusted within (60) days as from the date of written notification of violation.

      20.8. Either party is declared bankruptcy or enters into bankruptcy, dissolution or liquidation procedures or is unable to pay off debts due, only other unaffected party can terminate this contract.

      20.9. If either party issues notice expression willingness to terminate this contract under article 20.1 ,both parties shall go through consultation to try to cancel the causes of termination within (two) months as from the date of the notice. If the problems keep unsolved after expiration of the above (two) months, either party shall have rights to buy out the other party's equity under the article 20.3 in the joint venture company. But the condition shall be if it belongs to the termination of (5), (6), (7) of article 20.1, the observant party (parties) or non-affected party shall have the right to purchase equity of defaulting party or affected party.

      20.10.  Upon  determination  before the date of expirations  under article
20.1 under this contract or before expirations of cooperative duration stipulated under article 19, with the exception of stipulations prescribed under 20.2, any party ("takeover party"), after consent from the other party ("withdrawn party") can buy out the withdrawn party's equity in the joint venture company (as an enterprise under operations). If the takeover party issues notice to buy out the other party's equity, both parties shall decide the joint venture company's value through consultations. If no agreements are reached within thirty (30) days of discussion, then within the following thirty
(30) days they shall appoint an international investment bank corporation, using public international standards to decide the value (evaluated) of the joint venture as an enterprise under business operations. Relevant charges occurred should be borne the joint venture company.

      20.11. Business acquisition (takeover) prices shall be multiplied product of the following two items a value of the joint venture company specified under the item of article (1) multiply __Proportion of registered capital in the joint venture of the withdrawn party. The takeover party can inform the withdrawn party thirty (30) days in written notice after final evaluation of the joint venture company and buy out equity of withdrawn party in the joint venture company via acquisition

      20.12. If the takeover party chooses to buy out the equity of withdrawn party in the joint venture, both parties shall timely sign a transfer or assignment contract on the above equity for necessary approval from authorities for application and completion of the assignment. If the above assignment is not completed within nintey (90) days after the receipt of notice mentioned in article (2), then the acquisition party has the right (but no obligation), at any time, to terminate business acquisition. Under this situation, assignment application shall be withdrawn and the joint venture company and both parties shall apply for dissolution of the joint venture company from examining and approving authorities.

      20.13. After the termination of article 20 under this contract, if either party has not started the takeover procedures prescribed under the article 20.3, it shall be deemed that the board of directors has unanimously agree to pass the resolution to dissolve the joint venture company. Then the joint venture company shall immediately apply for dissolution from examining and approving authorities. To terminate this contract or dissolve the joint venture company, either party agrees to take any action prescribed in Law, signs up any document prescribed by law and agrees to promote Board members to take the above actions and sign up the above documents accordantly.

                                   ARTICLE 21
           THE DISPOSAL OF ASSETS AFTER THE EXPIRATION OF THE DURATION

      21.1. Upon the expiration of contract duration, or approval of dissolution in accordance with Article 20 or terminations of contract or dissolutions of the joint venture under other conditions, liquidation shall be carried out in accordance with China's law, relevant provisions and rules and regulations below for liquidation (except for those conflicting with Law).

      21.2. The liquidation committee shall be made up of three members. Party A has right to appoint one member and Party B two members. Any resolutions made by liquidation committee shall be unanimously approved.

      21.3. In the process of drafting and carrying out liquidation plan, the liquidation committee shall make all efforts to get as high price as possible for assets of the joint venture. Moreover, in accordance with the State Regulations on Foreign Exchange Control, assets shall be sold in U.S dollar, other convertible foreign currencies or Renminbi.

      21.4. Assets evaluation process shall be operated for any asset to be liquidated. The liquidation committee shall invite an accounting firm to perform, which is registered in China, with correspondent qualifications, moreover independent from either party.

      21.5. Upon distribution of residual assets after liability and equity disposal and tax composition, Party B enjoys the first priority for foreign exchange of the joint venture. If foreign exchange in he joint venture fails to pay off Party B's all proportional shares in the residual assets, the liquidation committee shall, for the party B, convert Renminbi to foreign exchange in Foreign exchange swap centers or banks.

      21.6. After the liquidation, either party shall be entitled to obtain copies of accounting vouches, books, financial statements, meeting minutes of the board of directors, resolutions and other relevant documents at their own expenses.

      21.7. Articles 20.3, 20.4 and 21.1 shall be kept valid after the contract Expiration of the Duration or termination before the date of expiration of the joint venture until all takeover procedures under article 20.3 and the liquidation work under the article 21.1 has been completed.

                                   ARTICLE 22
                                    INSURANCE

      22.1. Throughout contract period, the joint venture company on shall, in all the time, cover insurance. Types and value of insurance shall be decided by General Manager and approved by the board of directors. In accordance with law and provisions of the People's Republic of China, he joint venture can cover insurance from Insurance companies or institutes in China and abroad.

                                   ARTICLE 23
                        LIABILITY FOR BREACH OF CONTRACT

      23.1. Should either Party fail to provide on schedule the contributions in accordance with the provisions defined in Article 6 of this contract, the defaulting party shall pay to the other party (3)% per month of the prescribed contributions to observant party starting from the first month after exceeding the time limit. Should the defaulting party fail for accumulatively three months, he shall pay (9%) of the other party's prescribed contribution shall to the other party. Meanwhile, the observant party shall have the right to terminate the contract accordance with the provisions of Article 20.1 of the contract.

      23.2. Should all or part of the contract be unable to be fulfilled owing to the fault of one party, the party in breach shall bear the liability therefore. Under all circumstances, the liabilities of the above defaulting party shall be limited to the amount of their respective subscribed capital contributions

                                   ARTICLE 24
                                  FORCE MAJEURE

      24.1. Any failure or delay in the performance by either Party hereto of its obligations under this contract shall not constitute a breach hereof if it is caused by the occurrences beyond the control, that is, force majeure.

      24.2. The declaring prevented party shall notify the other party in written without any delay, and within (15) days thereafter provide sufficient documents of Force Majeure and its affecting period for evidence.

      24.3. Under the situation of Force Majeure, the two Parties hereto shall settle the problem through mutual consultation for a fair solution, moreover, shall dedicate all reasonable endeavors to cut down its influence. If the results or aftermath of Force Majeure event has set up heavy obstacles for the operation of the joint venture and lasts over 6 months, moreover, no fair solutions was found, both parties shall have the right to terminate the contract under the premise that the Party who terminates the contract has fulfilled his obligations prescribed under the article 24.3.

                                   ARTICLE 25
                         GOVERNING LAW AND JURISDICTION

      25.1. The formation, validity, interpretation, execution and settlement of disputes in respect of, this contract shall be governed by the relevant laws of the People's Republic of China. For unsettled problem under our contract having no law stipulation, it shall be settled abiding by international trade practice.

      25.2 With regard to newly issued law or rules and provision after the effective date of this contract or amendments or new explanation for current law provisions, which may have virtual and unfavorable effect on interests of one party under this contract, two parties shall, try their best, effectuate most necessary amendments to keep the either party economic interests no less than those before newly issued law or rules and provision after the effective date of this contract or amendments or new explanation for current law provisions. In case of such adjustments failure, any party whose interests were virtually or unfavorably affected has the right to terminate this contract.

      25.3. As from the date of this contract, the join venture and the two parties has the right to enjoy more favorable taxation, investment or other treatments than those in this contract as Foreign-invested Enterprise or foreign investors in accordance by law. As agreed, the two parties or the joint venture shall, under requirements of law, timely apply to enjoy favorable treatments the above.

                                   ARTICLE 26
                             SETTLEMENT OF DISPUTES

      26.1. Any disputes arising from the execution of, or in connection with this contract shall be settled through friendly consultations between both parties. In case no understanding settlement can be reached through consultations within sixty (60) days as from the date the written request from a Party to the other party for consultation, the disputes shall be submitted to the China International Economic and Trade Arbitration Commission ("Trade Arbitration Commission") for arbitration in accordance with its current effective rules in Beijing.

      26.2. (3) arbitrators shall be appointed, including (1) appointed by Claimant and the other (1) by defendant, (1) Both parties may jointly appoint one arbitrator. Under the failure of joint appointment, Arbitration Commission shall appoint the latter arbitrator as the presiding arbitrator in arbitration tribunal.

      26.3. Arbitration procedures shall be written in Chinese.

      26.4. The arbitral award is final and binding upon both parties.

      26.5. In the course of disputes, rights and obligations under this contract shall be continuously executed by both parties except the part of the contract that is under arbitration.

      26.6. In any arbitration, any jurisdiction procedures of enforcement of arbitration award and any other lawsuit procedures, either party declared explicitly waiver of sovereign defenses, and other defenses based on such claims or facts as an institute or department from an independent and sovereign state.

                                   ARTICLE 27
                                  OTHER CLAUSES

      27.1. The failure, delay, relaxation or indulgence on the part of either party in exercising any power or right conferred under this contract does not operate as a waiver of that power or right, nor does any single exercise of a power or part exercise of right preclude any other or further exercise of this power or right under this agreement.

      27.2. Except other provisions, neither party may assign or transfer all or any part of its rights or obligations under this agreement subscribed to a third party without the prior written consent of the other party or approval from the examination and approval authority as per required legally.

      27.3. This contract is hereto made and entered into by two parties two parties based on mutual interests of their lawful successors and assignees of and is legally binding This contract shall not be subject to any oral amendments. Any amendments to the contract or other appendices shall come into force only after a written agreement has been signed both parties and after approved by the examining and approving authority as per requirement legally.

      27.4. Any provision in this agreement, which is invalid or unenforceable, shall not affect the validity or enforceability of other provision under this contract.

      27.5. The contract undersigned shall be written in Chinese and in 6 (six) original copies.

      27.6. Any notice or written correspondence from one party to the other or the joint venture prescribed d under our contract shall be in Chinese. Any notice shall be sent by express courier or by fax. The express service company shall confirm the receipt of delivery. For any notice or written correspondence under this contract, seven (7) days as from the date from handing over to an express courier service company shall be deemed as Receipt Date, or, in case of fax, one (1) day from the date as Receipt Date which, however, shall be verified by fax confirmation report. Any notice and correspondence shall be sent to the following address till written notice to the other Party for change of address.

      Party A

            RUILI GROUP CO.,LTD.
            Address: No.1169, Yu Meng Road, Economic Development Zone,
                     Rui An City
            Fax No.: 0577-65608962
            Attention: Zhang Xiaoping

      Party B

            FAIRFORD HOLDINGS LIMITED
            Address: No.12, Zhong Huan Xia Que Road
            Hong Kong Special Administrative Region 00852-25220172
            Attention: ZHANG Ronggang

            Joint Venture:

            RUILI GROUP RUIAN AUTO PARTS CO., LTD.
            Address: No.1169, Yu Meng Road, Economic Development Zone,
                     Rui An City
            Tel: 0577-65608962
            Attention: General Manager

      27.7. This contract iterates full agreements on contract object and thus replaces all former discussions, negotiations and agreements on contract object. If the former resolutions conflict with provisions prescribed under this contract clause and the article of association, hereabove, if any, this contract clause and regulations prevail.

      IN WITNESS WHEREOF, the Parties hereto have signed up this contracted by their duly authorized representatives in Wenzhou, Zhejiang province as of the date on Jan. 19th, 2004 first above written.


                                    RUILI GROUP LIMITED


                                    By:
                                       -----------------------------------------
                                       Zhang Xiaoping,
                                    Title:  Board Chairman


                                    FAIRFORD HOLDINGS LIMITED


                                    By:
                                       -----------------------------------------
                                       Zhang Ronggang
                                    Title:  General Manager
                                    Nationality:  China

ARTICLE 1   General Provisions.............................................23

ARTICLE 2   The Two Parties of the Contract................................23

ARTICLE 3   Definitions....................................................23

ARTICLE 4   Foundation of the Joint Ventures Company.......................24

ARTICLE 5   Scope and Scale of Management..................................25

ARTICLE 6   Total Amount of Investment and the Registered Capital..........25

ARTICLE 7   The Responsibilities of Both Parties...........................29

ARTICLE 8   Mutual Declarations and Warranties.............................30

ARTICLE 9   Technology.....................................................31

ARTICLE 10  Sales of the Joint Venture Products............................31

ARTICLE 11  Board of Directors.............................................31

ARTICLE 12  Management Structure...........................................35

ARTICLE 13  Purchase of Material and Equipment.............................35

ARTICLE 14  Preparation of the Joint Venture Company.......................35

ARTICLE 15  Labor Management...............................................36

ARTICLE 16  Accounting, Auditing and Other Financial Affairs...............36

ARTICLE 17  Taxes..........................................................38

ARTICLE 18  Confidentiality................................................38

ARTICLE 19  The Duration of a Joint Venture Company........................40

ARTICLE 20  Termination, Business Acquisition, Liquidation.................40

ARTICLE 21  The Disposal of Assets after the Expiration of the Duration....41

ARTICLE 22  Insurance......................................................42

ARTICLE 23  Liability for breach of contract...............................42

ARTICLE 24  Force Majeure..................................................43

ARTICLE 25  Governing Law and Jurisdiction.................................43

ARTICLE 26  Settlement of Disputes.........................................44

ARTICLE 27  Other Clauses..................................................44

                                       27